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				EXHIBIT 11

			 COMPUTATION OF PER SHARE EARNINGS

			For the Years Ended December 31

												 1995                                           1994
								                        	Primary Earnings           Fully              Primary Earnings              Fully
									                        Per Share(2)              Diluted              Per Share(1)                Diluted
											                                           					Earnings                                         Earnings
                							   as Reported     as Adjusted      Per Share      as Reported     as Adjusted      Per Share

Computation of earnings
  per common share:

Shares
  Weighted average
	shares outstanding          1,921,476       1,921,476       1,921,476       1,961,419       1,961,419       1,961,419

  Equivalent shares from
	exercise of dilutive
	stock equivalents               ---            25,778          30,150           ---            31,882          30,808

	                      							1,921,476       1,947,254       1,951,626       1,961,419       1,993,301       1,992,227


Net Income                    $4,179,000      $4,179,000      $4,179,000      $3,760,000      $3,760,000      $3,760,000


Earnings per common share

Net Income                          $2.17           $2.15          $2.14            $1.92           $1.89           $1.89



(1) Primary earnings per share "as reported" exclude the effect of the options issued under the Incentive Stock Option Plan,
	the Employee Stock Purchase Plan, and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect
	of the equivalent shares on the earnings per share calculation is less than 3%.  Primary earnings per share "as adjusted"
	include the effect of the options and restricted stock.

(2) Primary earnings per share "as reported" exclude the effect of the options issued under the Employee Stock Purchase Plan
	and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect of the equivalent shares on the
	earnings per share calculation is less than 3%.  Primary earnings per share "as adjusted" include the effect of the options
	and restricted stock.

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				EXHIBIT 11

		 COMPUTATION OF PER SHARE EARNINGS

			For the Year Ended December 31, 1993

								                    Primary Earnings              Fully
								                      Per Share(1)                Diluted
															                                           Earnings
                 							 as Reported     as Adjusted      Per Share

Computation of earnings
  per common share:

Shares
  Weighted average
	shares outstanding          1,933,928       1,933,928       1,933,928

  Equivalent shares from
	exercise of dilutive
	stock equivalents              ---             25,813         31,750

                       							1,933,928       1,959,741       1,965,678


Net Income                     $3,322,000      $3,322,000      $3,322,000


Earnings per common share

Net Income                          $1.71          $1.70           $1.69



(1) Primary earnings per share "as reported" exclude the effect of the options issued under the Incentive Stock Option Plan,
	the Employee Stock Purchase Plan, and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect
	of the equivalent shares on the earnings per share calculation is less than 3%.  Primary earnings per share "as adjusted"
	include the effect of the options and restricted stock.

(2) Primary earnings per share "as reported" exclude the effect of the options issued under the Employee Stock Purchase Plan
	and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect of the equivalent shares on the
	earnings per share calculation is less than 3%.  Primary earnings per share "as adjusted" include the effect of the options
	and restricted stock.

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